UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2008

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 17, 2008, Mr. George L. Austin notified Matrix Service Company (the {“Company”), that he will resign as Vice President Finance, Chief Financial Officer and Chief Accounting Officer of the Company, effective March 31, 2008. A press release issued by the Company in connection with Mr. Austin’s resignation is filed with this report as Exhibit 99.

(c) On March 18, 2008, the Company’s Board of Directors appointed Kevin S. Cavanah as the Company’s Chief Accounting Officer. Mr. Cavanah, age 42, has served as Vice President, Accounting and Financial Reporting for the Company since August 2007 and as Controller since April 2003. Prior to joining the Company, Mr. Cavanah served as an Accounting Manager for Williams Communications from 2001 to 2003 and as an Accounting Manager for The Williams Companies, Inc from 1998 to 2001. Prior to joining Williams, Mr. Cavanah served as an Audit Manager for Ernst & Young LLP. Mr. Cavanah has a Bachelor of Science in Business Administration Degree in Accounting from the University of Arkansas. He is a Certified Public Accountant and is a member of Financial Executives International.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

99 Press Release issued by the Company on March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: March 21, 2008	By:	/s/ Michael J. Bradley
Michael J. Bradley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release issued by the Company on March 20, 2008.

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